UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2005

                             Hesperia Holding, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)



          Nevada                       000-30085               88-04553327
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                   9780 E. Avenue, Hesperia, California 92345
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              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (760) 244-8787

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers.

     On June 13, 2005, Michael J. Edison was appointed as the Chief Financial Officer of Hesperia Holding, Inc. (the "Company"). From 1985 to the present, Mr. Edison has been the chief executive officer and chairman of the board of the Insur-Family of companies, a private family-held investment holdings company. Mr. Edison is also the chief executive officer and chairman of the board of Private Wealth Management Group, LLC, positions he has held since November 2003. In addition, from 1992 to the present, Mr. Edison has been the chief executive officer and chairman of the board of Edison Management Group. Mr. Edison received his bachelor of science degree from C. Michigan University in 1968, and advanced degrees from Dartmouth College of Executive Management and the Center for Creative Leadership in Greensboro, North Carolina.

     Mr. Edison does not have family relationships with any director, executive officer, or other person nominated or chosen by the Company to become directors or officers. In addition, Mr. Edison does not have a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which the Company was or is to be a party.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Hesperia Holding, Inc.


Date: June 17, 2005                             /s/ DONALD M. SHIMP
                                                -----------------------
                                                Donald M. Shimp
                                                Chief Executive Officer